UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

December 11, 2007
Date of Report (date of earliest event reported)

UNITED INDUSTRIAL CORPORATION

(Exact name of Registrant as specified in its charter)

Delaware	1-4252	95-2081809
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification Number)

124 Industry Lane
Hunt Valley, Maryland 21030
(Address of principal executive offices, including zip code)

(410) 628-3500
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On December 11, 2007, the Company notified the NYSE Euronext, Inc. (the “NYSE”) of its intent to voluntarily  withdraw the listing of its common stock from trading on the NYSE.  The company has decided to delist its common stock from the NYSE to expedite the completion of the acquisition of the Company by Textron Inc. through the merger of a wholly owned subsidiary of Textron Inc. with and into the Company and because the Company believes that numerous trades in its common stock have failed to settle for extended periods of time, demonstrating that the market in its common stock is inefficient.

On or about December 21, 2007, the Company currently intends to file with the Securities  and Exchange  Commission an  application on Form 25,  Notification of Removal from Listing and/or Registration under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”),  to withdraw its common stock from listing on the NYSE and the Company’s intention to withdraw its common stock from registration under Section 12(b) of the Exchange Act.  Shares of the Company’s common stock will cease trading on the NYSE 10 days after the filing of the Form 25, which is expected to be December 31, 2007.  The Company expects that, if not already completed, the merger will be completed promptly after the delisting of the Company’s common stock becomes effective.  The Company has not arranged for the listing or quotation of the Common Stock on another securities exchange or quotation medium.

The Company reserves the right to delay or withdraw at any time its application for delisting of its common stock from the NYSE.

A press release announcing the Company’s decision to withdraw the Common Stock from trading on the NYSE is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit No	Description
99.1	Press Release issued by the Company on December 11, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITED INDUSTRIAL CORPORATION

Date: December 11, 2007	By:	/s/ James H. Perry
Name: James H. Perry
Title: Chief Financial Officer